Exhibit 99.3

THE HILLMAN GROUP ANNOUNCES PRICING OF SENIOR NOTES OFFERING

Cincinnati, Ohio (December 18, 2012) – The Hillman Group, Inc. announced that on December 18, 2012, it priced an offering of $65 million aggregate principal amount of 10.875% Senior Notes due 2018. The notes were priced at 106.500%, representing a yield to worst of 8.649%. The offering is expected to close on or about December 21, 2012. The Hillman Group expects to use the net proceeds from the offering of the notes, together with amounts drawn under its existing credit facilities, to fund the acquisition of H. Paulin & Co., Limited (TSX: PAP.A) (“Paulin”) by The Hillman Companies, Inc. (Amex: HLM.Pr), to repay a portion of indebtedness under its revolving credit facility, to pay fees, expenses and payments related to the acquisition of Paulin and for general corporate purposes. The notes will be guaranteed by The Hillman Companies, Hillman Investment Company and all of the domestic subsidiaries of The Hillman Group. If the acquisition of Paulin is not consummated on or before March 28, 2013, The Hillman Group will be required to redeem all of the notes at a redemption price equal to the offering price of the notes (exclusive of pre-issuance interest), plus accrued and unpaid interest (including, for the avoidance of doubt, pre-issuance interest) from December 1, 2012 to, but not including, the date of redemption.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States under Regulation S of the Securities Act. The notes offered have not been registered under the Securities Act or any state securities laws and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws or pursuant to registration or exemption therefrom.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Hillman

Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading value-added distributor of approximately 80,000 SKUs, consisting of fasteners, key duplication systems, engraved tags and related hardware items to over 20,000 retail customers in the U.S., Canada, Mexico, South America and Australia, including home improvement centers, mass merchants, national and regional hardware stores, pet supply stores and other retailers. Hillman provides a comprehensive solution to its retail customers for managing SKU intensive, complex home improvement categories. Hillman also offers its customers additional services, such as inventory management and in-store merchandising services.

In May 2010, Oak Hill Capital Partners and Hillman’s management team formed a partnership to acquire Hillman. Oak Hill Capital Partners is a private equity firm with more than $8 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. For more information about Oak Hill Capital Partners, visit www.oakhillcapital.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the future performance of financial condition of The Hillman Companies following the acquisition of Paulin. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in The Hillman Companies’ filings with the Securities and Exchange Commission. The Hillman Companies undertakes no duty to update any forward-looking statements made herein.

For more information on Hillman, please visit http://www.hillmangroup.com or call Investor Relations at (513) 851-4900, ext. 2084.